Exhibit 10.28

Schedule to Senior Vice President Change of Control Agreement

The following is a list of our officers who are party to the Company’s Senior Vice President Change of Control Agreement, the form of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending 12/29/2012:

Arthur Friedman
David Harding
Zhenxue Jing
Roger Mills
David Rudzinsky
Peter J. Valenti
Thomas A. West